Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW

                                                                177 MADISON AVENUE
                                 120 BROADWAY              MORRISTOWN, NEW JERSEY 07960
                                                                  (973) 538-5600
WRITER'S DIRECT DIAL       NEW YORK, NEW YORK 10271             FAX: (973) 538-6448
                                    _____
                                                             1351 WASHINGTON BOULEVARD
                                (212) 238-3000                       2ND FLOOR
                                    _____                STAMFORD, CONNECTICUT 06902-4543
                                                                  (203) 425-1400
                             FAX: (212) 238-3100                FAX: (203) 425-1410
                          http://www.emmetmarvin.com

                                  July 16, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Ordinary Shares of Phytopharm PLC
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Phytopharm PLC for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin LLP
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                                                     EMMET, MARVIN & MARTIN, LLP